EXHIBIT 99.7

PRELIMINARY FORM OF PROXY

CHINA OPPORTUNITY ACQUISITION CORP.
300 TICE BOULEVARD
WOODCLIFF LAKE, NEW JERSEY 07677

SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
CHINA OPPORTUNITY ACQUISITION CORP.

The undersigned appoints Harry Edelson and Nicholas Puro as proxies, and each of them with full power to act without the other, each with the power to appoint a substitute, and hereby authorizes either of them to represent and to vote, as designated on the reverse side, all shares of common stock of China Opportunity Acquisition Corp. (“COAC”) held of record by the undersigned on _______ __, 2009, at the Special Meeting of Stockholders to be held on _______ __, 2009, or any postponement or adjournment thereof.

THIS PROXY REVOKES ALL PRIOR PROXIES GIVEN BY THE UNDERSIGNED. THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” EACH OF THE PROPOSALS LISTED HEREIN. THE COAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSALS LISTED HEREIN.
(Continued and to be signed on reverse side)

PROXY-1

PROXY

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NUMBERS 1, 2, 3 4 AND 5. THE COAC BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING PROPOSALS.

1.	To approve the Agreement of Merger and Plan of Reorganization, among China Opportunity Acquisition Corp. (“COAC”), Golden Green Enterprises Limited (“BVICo”), Wealth Rainbow Development Limited, Henan Green Complex Materials Co., Ltd and the shareholders of BVICo, which provides for the merger of BVICo and COAC.	FOR ☐	AGAINST ☐	ABSTAIN ☐

If you voted “AGAINST” Proposal Number 1 and you hold shares of COAC common stock issued in the COAC initial public offering, you may exercise your conversion rights and demand that COAC convert your shares of common stock onto a pro rata portion of the trust account by marking the “Exercise Conversion Rights” box below. If you exercise your conversion rights, then you will be exchanging your shares of COAC common stock for cash and will no longer own these shares. You will only be entitled to receive cash for these shares if the merger is completed and you affirmatively vote against the merger, demand that COAC convert your shares into cash and deliver your stock to COAC’s transfer agent physically or electronically after the meeting within the time period specified in a notice you will receive after the meeting from or on behalf of BVICo, which period will be not less than 20 days. Failure to (a) vote against adoption of the Agreement and Plan of Merger, (b) check the following box, (c) submit this proxy in a timely manner and (d) deliver your stock certificate to COAC’s transfer agent as instructed will result in the loss of your conversion rights.

	I HEREBY EXERCISE MY CONVERSION RIGHTS			☐

2.	To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	MARK HERE FOR ADDRESS CHANGE AND NOTE AT RIGHT	☐

PLEASE MARK, DATE AND RETURN THIS PROXY PROMPTLY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED.

Signature  Signature  Date

Sign exactly as name appears on this proxy card. If shares are held jointly, each holder should sign. Executors, administrators, trustees, guardians, attorneys and agents should give their full titles. If stockholder is a corporation, sign in full name by an authorized officer, giving full title as such. If stockholder is a partnership, please sign in partnership name by authorized person.

PROXY-2